NEWS RELEASE

FOR IMMEDIATE RELEASE

Sandy Spring Bancorp, Inc. Receives Preliminary Approval for $83 Million
Under the Treasury's Capital Purchase Program

OLNEY, MARYLAND, November 20, 2008 ---- Sandy Spring Bancorp, Inc. (Nasdaq: SASR) the parent company of Sandy Spring Bank, was notified by the U.S. Department of the Treasury it has received preliminary approval to participate in the Capital Purchase Program as part of the Emergency Economic Stabilization Act of 2008.

"We are pleased to participate in this program which has been intentionally designed to stabilize our financial markets and provide an additional margin of strength to those institutions that are best positioned to weather the current economic climate," said Hunter R. Hollar, Chairman and Chief Executive Officer.

The Treasury has approved the purchase of up to $83 million in senior preferred stock of Sandy Spring Bancorp, Inc. with a 5% annual dividend yield for five years, and 9% thereafter. In addition the Treasury will receive warrants to purchase up to approximately $12.5 million of Bancorp common stock.

"The additional investment will enhance our already strong capital position," said President Daniel J. Schrider. "The funds will support our lending activities in the local market as well as provide flexibility to evaluate future opportunities that may arise."

As of September 30, 2008, Bancorp's capital position was "well capitalized" by all regulatory standards. With the full amount of Treasury's investment, Bancorp's Tier 1 capital ratio would increase to approximately 12.68% and total risk-based capital ratio would increase to approximately 13.93%.

ABOUT SANDY SPRING BANCORP, INC.

With $3.2 billion in assets, Sandy Spring Bancorp is the holding company for Sandy Spring Bank and its principal subsidiaries, Sandy Spring Insurance Corporation, The Equipment Leasing Company and West Financial Services, Inc. Sandy Spring Bancorp is the second largest publicly traded banking company headquartered in Maryland. Sandy Spring is a community banking organization that focuses its lending and other services on businesses and consumers in the local market area. Independent and community-oriented, Sandy Spring Bank was founded in 1868 and offers a broad range of commercial banking, retail banking and trust services through 42 community offices in Anne Arundel, Carroll, Frederick, Howard, Montgomery, and Prince George’s counties in Maryland, and Fairfax and Loudoun counties in Virginia. Through its subsidiaries, Sandy Spring Bank also offers a comprehensive menu of leasing, insurance and investment management services. Visit www.sandyspringbank.com to locate an ATM near you or for more information about Sandy Spring Bank.

For additional information or questions, please contact:
Hunter R. Hollar, Chief Executive Officer, or
Daniel J. Schrider, President, or
Philip J. Mantua, Executive V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
E-mail:	HHollar@sandyspringbank.com
DSchrider@sandyspringbank.com
PMantua@sandyspringbank.com
Web site: www.sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp makes forward-looking statements in this news release. These forward-looking statements may include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Sandy Spring Bancorp does not assume any duty and does not undertake to update its forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Sandy Spring Bancorp anticipated in its forward-looking statements, and future results could differ materially from historical performance.

Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2007, including in the Risk Factors section of that report, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.